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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Indus International, Inc. for the registration of 6,826,664 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2002, with respect to the consolidated financial statements of Indus International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

                                                                Atlanta, Georgia
                                                                  March 21, 2003